Exhibit 99.1

Freescale Semiconductor Announces First Quarter 2015 Results

AUSTIN, Texas--(BUSINESS WIRE)--April 23, 2015--Freescale Semiconductor, Ltd. (NYSE:FSL) today announced financial results for the first quarter ended April 3, 2015. Highlights include:

GAAP Results	Non-GAAP Results*
Net sales of $1.17 billion Gross margin of 47.3% Earnings per share of $0.22	EBITDA** of $294 million Adjusted earnings per share of $0.48

“First quarter results marked another quarter of solid execution for Freescale,” said Gregg Lowe, president and CEO. “Revenue and earnings per share both showed strong sequential and year over year improvement. First quarter product revenue grew 6 percent year-on-year, starting off 2015 with another quarter of market share growth. In addition, the increase in gross margin represents the ninth consecutive quarter of growth in margins, and is the third quarter in a row of record gross margins.”

*Adjusted for various items as indicated and defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release.

**Reflects EBITDA excluding the effects of other items.

First Quarter Highlights

Net sales for the first quarter of 2015 were $1.17 billion, compared to $1.10 billion in the fourth quarter of 2014 and $1.13 billion in the first quarter of 2014.

Operating earnings for the period were $179 million, compared to $178 million in the fourth quarter of 2014 and $155 million in the first quarter of 2014. Operating earnings were in line with the prior quarter. On a year-over-year basis, operating earnings benefitted from higher sales and improving gross margins. Included in first quarter 2015 operating earnings were $26 million of reorganization of business costs, which was an increase over the prior quarter and comprised of severance as well as costs associated with the company’s planned merger with NXP Semiconductors.

Net earnings for the first quarter were $70 million, or $0.22 per share, compared to net earnings of $63 million, or $0.20 per share, in the fourth quarter of 2014 and a net loss of $23 million, or $(0.08) per share, in the first quarter of 2014. Included in first quarter 2015 net earnings were $21 million of costs associated with the company’s redemption of $250 million of debt securities during the first quarter.

Adjusted operating earnings (defined in Note 1 to the Consolidated Financial Information attached to this press release) for the three months ended April 3, 2015 were $234 million compared to earnings of $211 million in the fourth quarter of 2014 and $186 million in the first quarter of 2014.

Adjusted net earnings (defined in Note 1 to the Consolidated Financial Information attached to this press release) for the first quarter of 2015 were $150 million, or $0.48 per share, compared to $129 million, or $0.42 per share, in the fourth quarter of 2014 and $77 million, or $0.27 per share, in the first quarter of 2014. Adjusted net earnings improved sequentially due to improving sales and higher gross margins. On a year-over-year basis, adjusted net earnings improved due to higher sales, improving gross margins and lower interest expense.

Descriptions of EBITDA excluding the effects of other items, Adjusted EBITDA, adjusted operating earnings and adjusted net earnings and the reconciliations to our GAAP results are included in the tables and notes attached to this press release.

Product Group Revenues

The company’s net sales figures for the first quarter of 2015 were as follows:

  Microcontrollers net sales were $235 million, compared to $232 million in the fourth quarter of 2014 and $223 million in the first quarter of last year. On a year-over-year basis, Microcontroller revenues benefitted from increased sales of its 32-bit microcontroller products into distribution and higher sales of applications processors into the automotive market.
  Digital Networking net sales were $214 million, compared to $217 million in the fourth quarter of 2014 and $249 million in the first quarter of last year. Networking net sales declined compared to the prior year due to lower sales to certain service provider customers and lower sales into distribution.
  Automotive MCU net sales were $307 million, compared to $271 million in the fourth quarter of 2014 and $304 million in the first quarter of last year. Automotive MCU sales benefitted from growth in all key geographies and in distribution due to growth in vehicle semiconductor content and higher worldwide automotive production.
  Analog and Sensors net sales were $207 million, compared to $193 million in the fourth quarter of 2014 and $198 million in the first quarter of last year. Analog and Sensors sales benefitted from increased vehicle semiconductor content and growth in worldwide automotive production.
  RF net sales, which include sales of power amplifiers to the wireless infrastructure market, were $184 million, compared to $164 million in the fourth quarter of 2014 and $113 million in the first quarter of last year. RF sales increased due to increased spending on 3G and 4G wireless networks, particularly in China.
  Other net sales were $22 million, compared to $26 million in the fourth quarter of 2014 and $40 million in the first quarter of last year. On a year-over-year basis, intellectual property revenues declined and we experienced lower sales into the wireless handset market, consistent with the company’s prior decision to exit that market.

Other Financial Information

  Capital Expenditures for the quarter were $50 million;
  Cash and Cash Equivalents were $501 million, inclusive of debt redemption activities during the quarter totaling $268 million; and
  Adjusted EBITDA* for the latest twelve months ended April 3, 2015 was $1.15 billion.

*Adjusted for various items as indicated and defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release.

Second Quarter 2015 Outlook

For the second quarter of 2015, the company expects:

  Net sales to be between $1.155 billion and $1.205 billion;
  Gross margins to increase modestly on a sequential basis;
  Operating expenses to decline on a sequential basis;
  Adjusted earnings per share to increase on a sequential basis.

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4:00 p.m. Central Daylight Time on April 23, 2015. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning future revenues, operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; our ability to meet unscheduled or temporary increases in demand in our target markets, economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; geological conditions in some of the earthquake-prone countries where certain of our customers and suppliers are based; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability or personal injury claims; inability to make necessary capital expenditures; loss of key personnel; the financial viability of our customers, distributors or suppliers; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K and other filings with the SEC. We undertake no obligation to update any information contained in this press release.

Non-GAAP Financial Measures

Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the company's consolidated financial information prepared under GAAP. The company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release. The company's management believes that these non-GAAP measures provide a more meaningful representation of the company’s ongoing financial performance than GAAP measures alone. In addition, the company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP. You should consider them together with the consolidated financial information located in the tables attached to this press release.

About Freescale Semiconductor

Freescale Semiconductor (NYSE:FSL) enables secure, embedded processing solutions for the Internet of Tomorrow. Freescale’s solutions drive a more innovative and connected world, simplifying our lives and making us safer. While serving the world’s largest companies, Freescale is also committed to supporting science, technology, engineering and math (STEM) education, enabling the next generation of innovators. www.freescale.com

Freescale and the Freescale logo are trademarks of Freescale Semiconductor, Inc., Reg. U.S. Pat. & Tm. Off. All other product or service names are the property of their respective owners. © 2015 Freescale Semiconductor, Inc.

Freescale Semiconductor, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(in millions, except per share amounts)	Apr 3, 2015	Dec 31, 2014	Apr 4, 2014

Net sales	$1,169	$1,103	$1,127
Cost of sales	616	582	622
Gross margin	553	521	505
Research and development	222	204	210
Selling, general and administrative	121	123	126
Amortization expense for acquired intangible assets	5	4	3
Reorganization of business, merger expenses and other	26	12	11
Operating earnings	179	178	155
Loss on extinguishment or modification of long-term debt	(21)	(10)	(59)
Other expense, net	(78)	(77)	(103)
Earnings (loss) before income taxes	80	91	(7)
Income tax expense	10	28	16
Net earnings (loss)	$70	$63	$(23)

Earnings (loss) per common share:
Basic	$0.23	$0.21	($0.08)
Diluted	$0.22	$0.20	($0.08)

Weighted average common shares outstanding:
Basic	307	304	280
Diluted	315	310	280

Freescale Semiconductor, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three Months Ended
(in millions, except per share amounts)	Apr 3, 2015	Dec 31, 2014	Apr 4, 2014

Adjusted operating earnings	$234	$211	$186
Amortization expense for acquired intangible assets (a)	5	4	3
Non-cash share-based compensation expense (b)	24	17	17
Reorganization of business, merger expenses and other (c)	26	12	11
Operating earnings	$179	$178	$155

Adjusted net earnings	$150	$129	$77
Amortization expense for acquired intangible assets (a)	5	4	3
Non-cash share-based compensation expense (b)	24	17	17
Deferred and non-current tax impact (d)	4	23	10
Loss on extinguishment or modification of long-term debt (e)	21	10	59
Reorganization of business, merger expenses and other (c)	26	12	11
Net earnings (loss)	$70	$63	$(23)

Adjusted earnings per common share:
Basic	$0.49	$0.42	$0.28
Diluted (f)	$0.48	$0.42	$0.27

Weighted average common shares outstanding:
Basic	307	304	280
Diluted (f)	315	310	285

Freescale Semiconductor, Ltd.
Product Group Net Sales Information
(Unaudited)

	Three Months Ended
(in millions)	Apr 3, 2015	Dec 31, 2014	Apr 4, 2014

Microcontrollers (1)	$235	$232	$223
Digital Networking (2)	214	217	249
Automotive MCU (3)	307	271	304
Analog & Sensors (4)	207	193	198
RF (5)	184	164	113
Other (6)	22	26	40
Total	$1,169	$1,103	$1,127

(1) Microcontrollers includes sales for industrial, multi-market, smart energy, healthcare, connectivity and automotive & other multimedia applications.
(2) Digital Networking includes sales of communication and wireless infrastructure processors serving the networking and communications markets.
(3) Automotive MCU includes microcontroller sales serving the automotive market.
(4) Analog & Sensors includes sales of automotive analog, mixed-signal analog and sensor products.
(5) RF includes sales of high power transistors.
(6) Other includes licensing and sales of intellectual property, sales of products serving the wireless handset market, sales of wafers to other semiconductor companies and other miscellaneous items.

Freescale Semiconductor, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions)	Apr 3, 2015	Dec 31, 2014	Apr 4, 2014
ASSETS
Cash and cash equivalents	$501	$696	$709
Accounts receivable, net	559	562	464
Inventory, net	749	745	724
Other current assets	174	166	147
Total current assets	1,983	2,169	2,044

Property, plant and equipment, net	758	750	693
Intangible assets, net	55	59	51
Other assets, net	300	297	312
Total assets	$3,096	$3,275	$3,100

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current portion of long-term debt and capital lease obligations	$35	$35	$35
Accounts payable	425	413	447
Accrued liabilities and other	349	397	318
Total current liabilities	809	845	800

Long-term debt	5,277	5,535	5,758
Other liabilities	464	476	393

Shareholders' deficit	(3,454)	(3,581)	(3,851)
Total liabilities and shareholders' deficit	$3,096	$3,275	$3,100

Freescale Semiconductor, Ltd.
Cash Flow Summary
(Unaudited)

	Three Months Ended
(in millions)	Apr 3, 2015	Dec 31, 2014	Apr 4, 2014

Cash flows from operating activities	$134	$164	$26

Cash flows from investing activities	$(75)	$(86)	$(75)

Cash flows from financing activities	$(241)	$(112)	$10

Effect of exchange rate changes on cash and cash equivalents	$(13)	$(7)	$1

Freescale Semiconductor, Ltd.
EBITDA, Adjusted EBITDA, Free Cash Flow and Adjusted Cash Flows from Operating Activities Reconciliations
(Unaudited)

	Three Months Ended
(in millions)	Apr 3, 2015	Dec 31, 2014	Apr 4, 2014

EBITDA excluding the effects of other items	$294	$274	$244
Non-cash share-based compensation expense (b)	24	17	17
Loss on extinguishment or modification of long-term debt (e)	21	10	59
Reorganization of business, merger expenses and other (c)	26	12	11
EBITDA	223	235	157
Depreciation	43	44	43
Amortization*	22	22	19
Interest expense, net	78	78	102
Income tax expense	10	28	16
Net earnings (loss)	$70	$63	$(23)

	Twelve Months Ended Apr 3, 2015
(in millions)

Net earnings	$344
Interest expense, net	319
Income tax expense	47
Depreciation and amortization expense*	260
Non-cash share-based compensation expense (b)	74
Loss on extinguishment or modification of long-term debt (e)	41
Reorganization of business, merger expenses and other (c)	52
Other terms (g)	8
Adjusted EBITDA	$1,145

*Excludes amortization of debt issuance costs, which are included in interest expense, net.

(in millions)	Apr 3, 2015	Dec 31, 2014	Apr 4, 2014

Free cash flow	$101	$92	$(26)
Purchases of property, plant and equipment	50	74	56
Adjusted cash flows from operating activities	151	166	30
Excess tax benefits from share-based compensation (h)	17	2	4
Cash flows from operating activities	$134	$164	$26

NOTES TO THE CONSOLIDATED FINANCIAL INFORMATION

Summary of Key Reconciling Items

(a)

Reflects the effects of acquisition accounting, including our acquisition by a consortium of investors in 2006, and the related amortization expense for developed technology, trademarks/tradenames and customer relationships along with inventory step-up recognition, as applicable.

(b) Reflects non-cash, share-based compensation expense under the provisions of ASC Topic 718, "Compensation - Stock Compensation.”
(c) Reflects items related to our reorganization of business programs, expenses associated with our proposed merger with NXP and other items.
(d) Adjustments to reflect cash income tax expense.
(e) Reflects losses on extinguishments and modifications of our long-term debt.
(f)

For the period in which we incurred a net loss but generated adjusted net earnings, dilutive shares have been included in the diluted weighted average shares and the diluted adjusted net earnings per share calculations.

(g) Reflects adjustments required by our debt instruments, including business optimization expenses, relocation expenses and other items.
(h)

Reflects non-cash income tax benefit resulting when compensation cost from non-qualified share-based compensation recognized on the entity's tax return exceeds cost from equity-based compensation recognized in the financial statements.

Note 1
Adjusted operating earnings represents operating earnings adjusted for the following, as necessary: the impact of acquisition accounting, non-cash share-based compensation expense and reorganization of business, merger expenses and other items. Adjusted operating earnings is not a recognized term under U.S. GAAP. Adjusted operating earnings does not represent operating earnings, as that term is defined under U.S. GAAP, and should not be considered an alternative to operating earnings as an indicator of our operating performance. We have included information concerning adjusted operating earnings because we use such information to better evaluate the underlying performance of the Company. Adjusted operating earnings as presented herein is not necessarily comparable to similarly titled measures. A reconciliation of adjusted operating earnings to operating earnings, the most directly comparable U.S. GAAP measures, has been included in the preceding tables.

Adjusted net earnings is net earnings (loss) adjusted for the impact of acquisition accounting, non-cash share-based compensation expense, deferred and non-current tax expense, losses on extinguishment or modification of long-term debt and reorganization of business, merger expenses and other items, which we believe are not indicative of the performance of our ongoing operations. Adjusted earnings per common share is calculated by dividing adjusted net earnings by the basic or diluted weighted average common shares outstanding for the period. We present adjusted net earnings and adjusted earnings per share as supplemental performance measures. We believe adjusted net earnings and adjusted earnings per share are helpful to an understanding of our business and provide a means of evaluating our performance from period to period on a more consistent basis. This presentation should not be construed as an indication that similar items will not recur or that our future results will be unaffected by other items that we consider to be outside the ordinary course of our business. Because adjusted net earnings and adjusted earnings per share facilitate internal comparisons of our historical financial position and operating performance on a more consistent basis, we also use adjusted net earnings and adjusted earnings per share for business planning purposes, in measuring our performance relative to that of our competitors and in evaluating the effectiveness of our operational strategies. Adjusted net earnings and adjusted earnings per share have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. A reconciliation of adjusted net earnings to net earnings (loss), the most directly comparable U.S. GAAP performance measure, has been included in the preceding tables.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of other items, is a non-U.S. GAAP financial measure and represents net earnings (loss) adjusted for depreciation, amortization, interest expense, net, income tax expense, non-cash share-based compensation expense, losses on extinguishment or modification of long-term debt, and reorganization of business, merger expenses and other items, as necessary. We have included information concerning EBITDA excluding the effects of other items because we use such information to supplementally evaluate the underlying performance of the Company. EBITDA excluding the effects of other items does not represent, and should not be considered an alternative to, net earnings, operating earnings, or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies. A reconciliation of EBITDA excluding the effects of other items to net earnings (loss), the most directly comparable U.S. GAAP measure, has been included in the preceding tables.

Adjusted EBITDA as shown in the preceding tables is calculated in accordance with the agreement and indentures governing Freescale Semiconductor, Inc.’s notes and senior credit facilities. Adjusted EBITDA is net earnings adjusted for interest expense, net, income tax expense, depreciation and amortization expense, non-cash share-based compensation expense, losses on extinguishment and modification of long-term debt, reorganization of business, merger expenses and other items and other charges that are included in net earnings (loss). The ability of our subsidiaries to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios under the indentures and the senior credit facilities based on adjusted EBITDA calculated for the most recent four fiscal quarters. Accordingly, we believe it is useful to provide the calculation of adjusted EBITDA to investors for purposes of determining our ability to engage in these activities. Adjusted EBITDA is a non-U.S. GAAP financial measure. Adjusted EBITDA does not represent, and should not be considered an alternative to, net earnings, operating earnings, or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Although adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our calculation of adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The calculation of adjusted EBITDA in the indentures and the senior credit facilities allows us to add back certain charges that are deducted in calculating net earnings. However, some of these expenses may recur, vary greatly and are difficult to predict. Further, our debt instruments require that adjusted EBITDA be calculated for the most recent four fiscal quarters. We do not report adjusted EBITDA on a quarterly basis. In addition, the measure can be disproportionately affected by quarterly fluctuations in our operating results, and it may not be comparable to the measure for any subsequent quarter, four-quarter period or any complete fiscal year. A reconciliation of net earnings, which is a U.S. GAAP measure of our operating results, to adjusted EBITDA, calculated as described above, has been included in the preceding tables.

Free cash flow represents adjusted cash flows from operating activities, less purchases of property, plant and equipment, and is a measure that takes into consideration the capital investments required to maintain the operations of our business and execute our strategy, as cash flows from operating activities adds back non-cash depreciation expense to earnings but does not reflect a charge for necessary capital expenditures. Adjusted cash flows from operating activities represents cash flows from operating activities, plus excess tax benefits from share-based compensation. U.S. GAAP requires the excess tax benefits from share-based compensation to be reported as a financing cash flow rather than as an operating cash flow. We have added this benefit back to our calculation of adjusted cash flows from operating activities and free cash flow in order to generally classify cash flows arising from income taxes as operating cash flows. We believe adjusted cash flows from operating activities and free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments and service of debt principal. We use adjusted cash flows from operating activities and free cash flow as measures to monitor and evaluate performance. Adjusted cash flows from operating activities and free cash flow presented herein is not necessarily comparable to similarly titled measures. A reconciliation of adjusted cash flows from operating activities and free cash flow to cash flows from operating activities, the most directly comparable U.S. GAAP measure, has been included in the preceding tables.

CONTACT:
Freescale Semiconductor, Ltd.
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media:
Jacey Zuniga, 512-895-7398
jacey.zuniga@freescale.com